Exhibit 10.26

                       EVEREST REINSURANCE HOLDINGS, INC.
                   EXECUTIVE PERFORMANCE ANNUAL INCENTIVE PLAN


         1.       PURPOSE
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         The  purpose  of  the  Everest  Reinsurance  Holdings,  Inc.  Executive
Performance Annual Incentive Plan (the "Plan") is to provide incentive for executives who are in a position to contribute materially to the success of the Company and its Subsidiaries; to reward their accomplishments; to motivate future accomplishments; and to aid in attracting and retaining executives of the caliber necessary for the continued success of the Company and its Subsidiaries.

         2.       DEFINITIONS
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         The following terms as used herein shall have the meaning specified:

         (a) "Award" means a performance incentive bonus paid pursuant to the Plan.

         (b)      "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986 as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         (d) "Committee" means the Committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code Section 162 (m).

         (e) "Company" means Everest Reinsurance Holdings, Inc. or any successor corporation.

         (f) "Participant" means a corporate officer of the Company or a Subsidiary selected by the Committee in its sole discretion to participate in the Plan.

         (g)      "Performance  Criteria"  means  the  following   measures   of
                  performance:

                  o        net income, before or after taxes
                  o        operating income, before or after taxes
                  o        premiums earned
                  o        earnings per share
                  o        return on stockholders' equity
                  o        return on assets
                  o        appreciation  in  and/or  maintenance of the price of
                           the  common  stock  or  any  other  publicly   traded
                           securities of the Company
                  o        comparisons with various stock market indices
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                  o        market share
                  o        statutory combined ratio
                  o        expense ratio
                  o        reductions in costs and expense growth
                  o        gross or net premium growth

         A performance criteria may be applied by the Committee as a measure of the performance of any, all, or any combination of the Company or a Subsidiary.

         (h) "Performance Goal" means the goal or goals established for a Participant by the Committee in accordance with paragraph 4
                  (a).

         (i) "Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

         (j)      "Target   Awards"   means  the  amount  of  the  target  award
                  established   for  each   Participant   by  the  Committee  in
                  accordance with paragraph 4 (a).

         3.       TERM
                  ----

         The Plan shall be effective as of January 1, 1999, subject to approval by a vote of the shareholders at the 1999 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of any Participant to receive any benefits hereunder. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Section 162(m) of the Code.

         4.       AWARDS
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         (a)      Within  ninety (90) days  after  the  beginning  of each year,
                  the   Committee,   in  its   sole   discretion,  shall  select
                  Participants  for  the  year  and  establish  in   writing (i)
                  objective Performance Goal or Goals for each Participant for that year based on one or more of the Performance Criteria
                  (ii) the specific award amounts that will be paid to each Participant if the Performance Goal or Goals are achieved (the "Target Award") and (iii) an objective method by which such amounts will be calculated, which calculation will be
                  based   upon  a  comparison  of  actual  performance   to  the
                  the Performance Goal or Goals. The calculation of the amount of an Award shall be objectively determinable. The maximum Award that may be paid to any Participant under the Plan for any year will be $2 million. The selection of a Participant for any given year does not mean that the Participant will be selected or will be entitled to be selected as a Participant in any subsequent year.

         (b) The Committee, in its sole discretion, may eliminate or reduce, but not increase, any Award calculated under the methodology established in accordance with paragraph 4 (a).

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         (c)      As soon as  practicable  following each year while the Plan is in effect, the Committee shall determine and certify in writing the extent to which the Performance Goal or Goals applicable to each Participant for the year were achieved and the amount of the Award, if any, to be made. Awards will be paid to the Participants in cash following such certification by the Committee and no later than ninety (90) days following the close of the year with respect to which the Awards are made, unless a Participant has elected to defer all or a portion of such payment pursuant to the Company's or a Subsidiary's Deferred Compensation Plan, in which event, payment of the amount deferred will be made in accordance with the terms of the Deferred Compensation Plan.

         (d) No Award will be paid to any Participant who is not an employee of the Company on the last day of the year, except that if during the last eight (8) months of the year, the Participant retires, dies, or is involuntarily terminated, the Participant may be entitled to a prorated Award as and to the extent determined by the Committee in its sole discretion. If a Participant is on disability for more than four (4) months of the year, the Participant will be entitled to a prorated Award. Participants, who resign voluntarily after the end of the year, but before Award payments are payments are actually made, will be eligible for an Award as and to the extent determined by the Committee in its sole discretion. The provisions of this subparagraph are subject to the terms of any written agreement between a Participant and the Company.

         (e) In no event shall the total amount of Awards granted to the Participants in any one year exceed ten percent (10%) of the Company's average annual income before taxes for the preceding five years.

         5.       ADMINISTRATION
                  --------------

         (a) The Plan shall be administered by the Committee. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162
                  (m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

         (b) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Company shall defend and indemnify Committee and Board members for any actions taken or decisions made in good faith under the Plan.

         6.       MISCELLANEOUS
                  -------------

         (a)      NON-ASSIGNABILITY.   No   Award   shall   be   assignable   or
                  transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

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         (b)      WITHHOLDING TAXES.  Whenever payments under the Plan are to be
                  made,  the  Company  and/or  the  Subsidiary   shall  withhold
                  therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

         (c)      AMENDMENT  OR  TERMINATION  OF THE PLAN.  The Board may at any
                  time and without notice to any corporate officer of the Company or a Subsidiary suspend, discontinue, revise, amend or terminate the Plan; provided, that any such revision, or amendment which requires approval of the Company's shareholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162
                  (m) shall not be made without such approval.

         (d) NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Goals.

         (e) OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         (f) PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability of the Company, its Subsidiaries, and the Committee.

         (g) UNFUNDED PLAN. A Participant shall have no interest in any fund or specified asset of the Company or a Subsidiary. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company and its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and its Subsidiaries. All payments to be made hereunder shall be paid from the general funds of the Company and its Subsidiaries and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

         (h) LIMITS OF LIABILITY. Neither the Company, its Subsidiaries, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any good faith action taken or not taken under the Plan.

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         (i)      NO RIGHT TO EMPLOYMENT.  Nothing  contained in this Plan shall confer upon any Participant any right to continue in the employ or other service of the Company or a Subsidiary, or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

         (j) INVALIDITY. If any term or provision contained herein shall to any extent be invalid or unenforceable, such term or provision shall be reformed so that it is valid and such invalidity or unenforceability shall not affect any other provision or part hereof.

         (k) APPLICABLE LAW. The Plan shall be governed by the laws of the State of Delaware as determined without regard to the conflict of law principles thereof.

         (l) CODE SECTION 162 (M). It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162 (m) so that the Company's tax deduction for such Awards is not disallowed in whole or in part under Code Section 162 (m). The Plan is to be applied and interpreted accordingly.

         (m)      SUCCESSORS.   The   obligations   of  the   Company   and  its
                  Subsidiaries under this Plan shall be binding upon any organization that shall succeed to all or substantially all of the Company's or a Subsidiary's assets.



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